                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
                                             [ ] CONFIDENTIAL, FOR USE OF THE
[ ] Preliminary proxy Statement              COMMISSION ONLY (AS PERMITTED BY
[x] Definitive proxy Statement               RULE 14a-6(e)(2)).
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRANSMETA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                               [TRANSMETA LOGO]'

                                 April 16, 2001

To our stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Transmeta Corporation to be held at the Westin Hotel at 5101 Great America Parkway, Santa Clara, California, on Thursday, May 17, 2001 at 8:00 a.m., local time.

     The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please use this opportunity to take part in Transmeta's affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ MARK K. ALLEN
                                          Mark K. Allen
                                          Chief Executive Officer and President

                             TRANSMETA CORPORATION
                              3940 FREEDOM CIRCLE
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To our stockholders:

     The 2001 Annual Meeting of Stockholders of Transmeta Corporation will be held at the Westin Hotel at 5101 Great America Parkway, Santa Clara, California, on Thursday, May 17, 2001 at 8:00 a.m., local time.

     At the meeting, you will be asked to consider and vote upon the following matters:

          1. The election of two Class I directors, each for a term of three years and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class I directors:

                                 R. Hugh Barnes
                               Murray A. Goldman

          2. A proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2001.

          3. To transact the other business that may properly come before the meeting or any adjournment or postponement of the meeting.

     These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on April 1, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          /s/ MERLE A. MCCLENDON
                                          Merle A. McClendon
                                          Chief Financial Officer and Secretary

Santa Clara, California
April 16, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                             TRANSMETA CORPORATION
                              3940 FREEDOM CIRCLE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                 APRIL 16, 2001

     The accompanying proxy is solicited on behalf of the Board of Directors of Transmeta Corporation, a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held at the Westin Hotel at 5101 Great America Parkway, Santa Clara, California, on Thursday, May 17, 2001 at 8:00 a.m., local time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 16, 2001. Our annual report for fiscal 2000 is enclosed with this proxy statement.

RECORD DATE; QUORUM

     Only holders of record of common stock at the close of business on April 1, 2001 will be entitled to vote at the meeting. At the close of business on the record date, we had 131,216,378 shares of common stock outstanding and entitled to vote.

     A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

VOTING RIGHTS; REQUIRED VOTE

     Stockholders are entitled to one vote for each share held as of the record date. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Negative votes will not affect the outcome of the election of directors. Approval of the selection of Ernst & Young LLP as our independent auditors for 2001 requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on the proposals. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

VOTING OF PROXIES

     The proxy sent with this proxy statement is solicited on behalf of the board. We ask all stockholders to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or otherwise mail it to Transmeta. All returned, signed proxies that are not revoked will be voted in accordance with the instructions in the proxy. Returned, signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes "for" that proposal. In the case of the election of directors, proxies that give no instructions as to how they should be voted will be counted as voted "for" election to the board of all the nominees presented by the board.

     If we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxy holders may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

     We will pay the expenses of soliciting the proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We reimburse the record holders for their reasonable expenses if they ask us to do so.

REVOCABILITY OF PROXIES

     A stockholder may revoke a proxy at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to us stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The board currently consists of seven directors. The board is divided into three classes with overlapping three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier resignation, death or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Two Class I directors are to be elected at the meeting for a three-year term ending in 2004. Paul M. McNulty was a Class I director until April 2, 2001. At the time of his resignation, the board decreased the authorized number of directors from eight to seven and Murray A. Goldman consented to be re-designated as a Class I director. The board has nominated R. Hugh Barnes and Dr. Goldman for election as the Class I directors. Shares represented by the accompanying proxy will be voted "for" the election of the two nominees recommended by the board unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS/NOMINEES

     The table below presents information about the nominees.

                                                                                       DIRECTOR
          NAME OF DIRECTOR             AGE             PRINCIPAL OCCUPATION             SINCE
          ----------------             ---             --------------------            --------
R. Hugh Barnes(1)....................  55     Independent Technology Consultant          1998
Murray A. Goldman(2).................  63     Independent Technology Consultant          1998

     The table below presents information about each director whose term of office continues after the meeting.

                                                                                        TERM
          NAME OF DIRECTOR             AGE             PRINCIPAL OCCUPATION            EXPIRES
          ----------------             ---             --------------------            -------
Mark K. Allen........................  46     Chief Executive Officer and President     2003
                                              of Transmeta
Larry R. Carter(2)...................  57     Senior Vice President, Finance and        2003
                                              Administration, Chief Financial Officer
                                              and Secretary of Cisco Systems
David R. Ditzel......................  44     Vice Chairman of the Board and Chief      2002
                                              Technology Officer of Transmeta
William P. Tai(2)....................  38     General Partner and Managing Director     2003
                                              of Institutional Venture Partners
T. Peter Thomas(1)...................  54     General Partner and Managing Director     2002
                                              of Institutional Venture Management

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     R. Hugh Barnes has served as a director of Transmeta since November 1998. Mr. Barnes served as a business advisor to Transmeta from March 1997 to November 1998. From April 1984 to January 1997, Mr. Barnes was employed at Compaq Computer Corporation, where he held a variety of positions, most recently as Vice President and Chief Technical Officer. Mr. Barnes also serves on the boards of directors of several privately held companies. Mr. Barnes holds a B.S. in electrical engineering from Iowa State University.

     Murray A. Goldman has served as Chairman of the Board of Directors of Transmeta since November 1998. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed at Motorola, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of directors of ZiLOG, Inc., a semiconductor company, Three Five Systems, a designer and manufacturer of display modules, and several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

     Mark K. Allen has served as Chief Executive Officer of Transmeta since March 2001 and as President of Transmeta since January 2000. He has been a director of Transmeta since January 2000. Mr. Allen served as Chief Operating Officer of Transmeta from January 2000 to March 2001. From October 1998 to November 1999, Mr. Allen served as Vice President of Operations of NVIDIA, Inc., a designer and developer of 3D graphics processors, graphics processing units and related software for semiconductor companies focusing on graphics chips. From February 1995 to October 1998, he served as Senior Vice President of Operations of C-Cube Microsystems, a digital video technology company. From March 1987 to February 1993, Mr. Allen served as Vice President of Worldwide Manufacturing Operations of Cypress Semiconductor, a manufacturer and supplier of integrated circuits. Mr. Allen holds a B.S. in electrical engineering from Purdue University.

     Larry R. Carter has served as a director of Transmeta since October 2000. Since January 1995, he has worked for Cisco Systems, a computer networking products company. He has served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems since July 1997. From January 1995 to July 1997, he served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems. In July 2000, he was appointed to the board of Cisco Systems. From July 1992 to January 1995, he served as Vice President and Corporate Controller of Advanced Micro Devices. Prior to that, he was with VLSI Technology for four years where he held the position of Vice President, Finance and Chief Financial Officer. Mr. Carter also serves on the boards of directors of eSpeed, a provider of business-to-business electronic marketplace solutions, Network Appliance, a high performance network attached storage and access devices company, and QLogic, a provider of storage area network infrastructure components. Mr. Carter holds a B.S. in Business Administration and Accounting from Arizona State University.

     David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board and Chief Technology Officer since March 2001. He has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel also served as Chief Executive Officer of Transmeta, from March 1995 to January 2000, he also served as President of Transmeta, and from March 1995 to November 1998, he also served as Vice President of Engineering of Transmeta. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and an M.S. in electrical engineering and computer science from the University of California at Berkeley.

     William P. Tai has served as a director of Transmeta since December 1995. Since July 1997, Mr. Tai has served as a general partner and managing director of Institutional Venture Partners, a venture capital firm. He served from August 1995 to February 1998 as founding Chief Executive Officer, and from August 1995 to August 1999 as Chairman of the board, of iAsiaWorks, Inc., a provider of co-location and hosting services. From August 1991 to July 1997, Mr. Tai was affiliated with Walden Group of Venture Capital Funds, a venture capital firm. Mr. Tai also serves on the boards of directors of iAsia Works, Microtune, a provider of broadband wireless components, Netergy Networks, a provider of IP telephony solutions, and imGO Limited, a Hong Kong listed company that focuses on investments in the wireless sector, as well as several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from the Harvard Graduate School of Business.

     T. Peter Thomas has served as a director of Transmeta since December 1995. Since November 1985, Mr. Thomas has served as the general partner and/or the managing director of Institutional Venture Management. Mr. Thomas serves on the board of Atmel Corp., a manufacturer of a broad range of high performance non-volatile memory and logic integrated circuits, and At Road, Inc., an integrator of global positioning, wireless communications and internet technology, as well as several privately held companies. Mr. Thomas holds a B.S. in electrical engineering from Utah State University and an M.S. in computer science from Santa Clara University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During 2000, the board met twelve times, including telephone conference meetings. With the exception of William P. Tai, no director attended fewer than 75% of the total number of meetings held by the board while he was a director or 75% of the total number of meetings held by a committee of the board on which the director served. Mr. Tai was not present at four of the board meetings held last year.

     Standing committees of the board include an audit committee and a compensation committee. The board does not have a nominating committee or a committee performing similar functions.

     Prior to August 2000, the members of the audit committee were William P. Tai and Paul M. McNulty, a former member of our board. From August 2000 through December 2000, the members of the audit committee were Mr. McNulty, Mr. Tai and
T. Peter Thomas, all of whom are independent directors as defined in the rules of the Nasdaq Stock Market. The current members of the audit committee are Larry
R. Carter, Murray A. Goldman and Mr. Tai. Mr. Carter and Mr. Tai are independent directors as defined in the rules of the Nasdaq Stock Market. Dr. Goldman has served Transmeta as a business advisor, an employee and Chairman of the Board. Dr. Goldman's employment by Transmeta terminated before his appointment to the audit committee. The board appointed Dr. Goldman to the audit committee due to his substantial industry experience and knowledge. We expect that Dr. Goldman will leave the audit committee before the annual meeting and that the board will appoint Mr. Thomas to fill the vacancy. The audit committee met two times during 2000. The audit committee reviews our financial statements and accounting practices, reviews and recommends to our board the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors.

     R. Hugh Barnes and T. Peter Thomas are the current members of the compensation committee. The compensation committee met eight times during 2000. The compensation committee reviews and recommends the compensation and benefits for our officers and directors, including the award of options and stock under our employee benefit plans and a review of our general policy relating to compensation and benefits.

DIRECTOR COMPENSATION

     We reimburse board members for reasonable expenses associated with their attendance at board meetings. In fiscal 2000, we paid Dr. Goldman a salary of $159,222 and a cash bonus of $82,113. None of the other board members received cash compensation for their services. Members of the board are eligible to participate in our 2000 Equity Incentive Plan. In October 2000, we granted Mr. Carter a nonqualified option to purchase 60,000 shares of our common stock and Messrs. McNulty and Thomas each a nonqualified option to purchase 30,000 shares of our common stock, at a price of $9.50 per share. Each option has a ten-year term and will terminate three months after the date the director ceases to be a director or consultant for any reason except death, disability or cause, twelve months if the termination is due to death or disability or immediately if the termination is for cause. The options become exercisable and the shares vest as to one-third of the shares after one year from the grant date and 2.77778% of the shares each month after that, so long as the non-employee director remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, the options will vest and be exercisable in full.

     Our 2000 Equity Incentive Plan also provides for automatic and non-discretionary option grants to directors who are not employed by Transmeta or by a parent or subsidiary of Transmeta. Each non-employee director who becomes a member of our board will automatically be granted an option to purchase 30,000 shares of our common stock as of the date that director joins the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 15,000 shares of our common stock, as long as the non-employee director is a member of our board on that date and has served continuously as a member of our board for at least twelve months since the last option grant to that non-employee director. If less than twelve months has passed, then the number of shares subject to the option granted after the annual meeting will be equal to 15,000 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days. The exercise price will be the fair market value of our common stock on the date of grant. The option will have a ten-year term and will terminate three months after the date the director ceases to be a director or consultant for any reason except death, disability or cause, twelve months if the termination is due to death or disability or immediately if the termination is for cause. All options granted to non-employee directors will vest over three-years at a rate of one-third of the total shares on the first anniversary of the date of grant, and 2.77778% of the total shares each month after that, so long as the non-employee director remains a director or consultant. In the event of our dissolution, liquidation or a change in control transaction, options granted to our non-employee directors under the plan will vest and be exercisable in full.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINATED DIRECTOR.

      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the board has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of Transmeta for the current fiscal year. Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

     Fees for the last fiscal year were $215,000 for the annual audit.

ALL OTHER FEES

     Fees for last fiscal year were $703,500 for audit related services and $171,000 for nonaudit related services.

 THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG
                                      LLP

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the audit committee with respect to Transmeta's audited financial statements for fiscal 2000. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

     The audit committee's purpose is to assist the board in its oversight of Transmeta's financial accounting, reporting and controls. The committee operates under a charter approved by the board in August 2000. A copy of the current charter is in the Appendix to this proxy statement.

     Management is responsible for the preparation, presentation and integrity of Transmeta's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The audit committee discusses with our independent auditors the overall scope and plans for the audit. The audit committee meets with our internal finance staff and our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Transmeta's internal controls and the overall quality of Transmeta's accounting principles.

     In performing its oversight role, the audit committee considered and discussed the audited financial statements with management and the independent auditors. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to below and in its charter, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2000. The audit committee and the board also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as independent auditors.

     The members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Transmeta's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact "independent" as required by the Nasdaq National Market.

                                          Audit Committee:

                                          Murray A. Goldman, Chairman
                                          Larry R. Carter
                                          William P. Tai

                             PRINCIPAL STOCKHOLDERS

     The following table presents information about the beneficial ownership of our common stock as of April 1, 2001 by:

     - each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

     - each director and nominee;

     - each executive officer named in the Summary Compensation Table in this proxy statement; and

     - all directors and executive officers as a group.

     The percentage of beneficial ownership for the table is based on 131,216,378 shares of our common stock outstanding as of April 1, 2001. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Transmeta Corporation, 3940 Freedom Circle, Santa Clara, California 95054.

     Beneficial ownership is determined under the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after April 1, 2001 through the exercise of any option or warrant. However, the percentage ownership of the common stock is based on the assumption, as required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

                                                            NUMBER OF SHARES      PERCENTAGE
                                                            OF COMMON STOCK      BENEFICIALLY
                NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED       OWNED
                ------------------------                   ------------------    ------------
T. Peter Thomas(1).......................................      14,580,696            11.1%
William P. Tai(2)........................................      10,212,558             7.8
Entities affiliated with Walden(3).......................       9,618,076             7.3
Paul G. Allen(4).........................................       7,908,666             6.0
David R. Ditzel(5).......................................       4,420,000             3.4
Douglas A. Laird(6)......................................       2,738,044             2.1
Mark K. Allen(7).........................................       2,000,000             1.5
James N. Chapman(8)......................................       1,300,000             1.0
Merle A. McClendon(9)....................................       1,100,000           *
Murray A. Goldman(10)....................................         960,000           *
Paul M. McNulty(11)......................................         250,000           *
R. Hugh Barnes(12).......................................         200,000           *
All executive officers and directors as a group (14
  persons)(13)...........................................      38,945,198            29.7

---------------
  *  Less than 1% ownership.

 (1) Includes 227,888 shares held by Institutional Venture Management VI, L.P., 10,569,704 shares held by Institutional Venture Partners VI, L.P. and 483,106 shares held by IVP Founders Fund I, L.P. T. Peter Thomas and seven other individuals are general partners of Institutional Venture Management VI, L.P., which is a general partner of each of Institutional Venture Partners VI, L.P. and IVP Founders Fund I, L.P. Also includes 26,666 shares held by Institutional Venture Management VII, L.P. and 1,293,332 shares held by Institutional Venture Partners VII, L.P. T. Peter Thomas, William
     P. Tai and eight other individuals are general partners of Institutional Venture Management VII, L.P., which is a general partner of Institutional Venture Partners VII, L.P. Also includes 1,950,000 shares held by Institutional Venture Partners VIII, L.P., 21,000 shares held by IVM Investment Fund VIII, LLC and 9,000 shares held by IVM Investment Fund VIII-A, LLC. T. Peter Thomas, William P. Tai and nine other individuals are general partners of Institutional Venture Management VIII, L.P., which is a general partner of Institutional Venture Partners VIII, L.P., IVM Investment Fund VIII, LLC and IVM Investment Fund VIII-A, LLC. Each general partner disclaims beneficial ownership of the shares held by these funds except to the extent of his or her pecuniary interest in these shares. The address of Institutional Venture Partners is 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025.

 (2) Represents 166,700 shares held by Mr. Tai and 158,400 shares held by WT Technology, which Mr. Tai controls, and he and his family members may be deemed to own beneficially. Includes 3,299,998 shares held by entities affiliated with Institutional Venture Partners, as to which Mr. Tai shares voting and dispositive power, and 6,584,760 shares held by entities affiliated with Walden. The address of WT Technology is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building Two, Suite 290, Menlo Park, California 94025. Also includes 2,700 shares held of record by Steven Kay and Augustus Owen Tai, as trustee for the Beauchamp Tai Irrevocable Children's Trust dated October 1, 2000.

 (3) Represents 1,599,792 shares held by Walden-SBIC, L.P., 1,459,276 shares held by Walden Investors, 1,122,472 shares held by International Venture Capital Investment Corporation; 1,096,448 shares held by Walden International III, C.V.; 1,006,560 shares held by OCBC, Wearnes & Walden Investments (Singapore) Ltd.; 730,276 shares held by Walden Ventures; 685,736 shares held by O,W&W Pacrim Investments Ltd.; 641,648 shares held by BI Walden Ventures Kedua Sdn. Bhd.; 388,312 shares held by Seed Ventures II Limited; 375,452 shares held by Walden Capital Partners, L.P.; 227,604 shares held by Walden Technology Ventures II, L.P.; 204,500 shares held by O,W&W Investments Limited; and 80,000 shares held by WIIG Japan Partners II, L.P. George Sarlo, Art Berliner and Lip-Bu Tan are general partners of each of Walden-SBIC, L.P., Walden Investors, Walden International III, C.V. and Walden Technology Ventures II, L.P. George Sarlo and Art Berliner are general partners of each of Walden Ventures and Walden Capital Partners, L.P. Lip-Bu Tan is the president of International Venture Capital Investment Corporation. Lip-Bu Tan is director of OCBC, Wearnes & Walden Investments (Singapore) Ltd., O,W&W Pacrim Investments Ltd., BI Walden Ventures Kedua Sdn Bhd., Seed Ventures II Limited, O,W&W Investments Limited and WIIG Japan Partners II, L.P. Each of Messrs. Sarlo, Berliner and Tan disclaims beneficial ownership of the shares held by the funds managed by Walden except to the extent of his pecuniary interest in these shares. Mr. Tai is a limited partner in the general family of funds managed by Walden and a shareholder in International Venture Capital Investment Corporation, and as such may be deemed to be the beneficial owner of shares held by Walden-SBIC, L.P., Walden International III, C.V., Walden Technology Ventures II Limited, International Venture Capital Investment Corporation, OCBC, Wearnes & Walden Investments (Singapore) Ltd., O,W&W Pacrim Investments Ltd., BI Walden Ventures Kedua Sdn. Bhd. and O,W&W Investments Limited. Mr. Tai disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares. The address of these stockholders is 750 Battery Street, San Francisco, California 94111.

 (4) Paul G. Allen is the sole owner and chief executive officer of Vulcan Ventures Incorporated.

 (5) Of the number of shares that are beneficially owned by Mr. Ditzel, 280,000 shares are subject to repurchase by Transmeta.

 (6) Represents 1,100 shares held by Mr. Laird, 2,476,944 shares held of record jointly by Mr. Laird and his wife, as trustees for the Douglas A. & Joan G. Laird Trust dated August 30, 1989 and 260,000 shares held of record by the D and J Laird Family Limited Partnership, of which Mr. Laird and his wife are each a general partner. Of the number of shares that are beneficially owned by Mr. Laird, 280,000 shares are subject to repurchase by Transmeta.

 (7) Of the number of shares that are beneficially owned by Mr. Allen, 1,416,667 shares are subject to repurchase by Transmeta.

 (8) Includes 200,000 shares held of record by Chapman Family Ventures, LLC, of which Mr. Chapman is the sole owner. Of the number of shares that are beneficially owned by Mr. Chapman, 380,000 shares are subject to repurchase by Transmeta.

 (9) Of the number of shares that are beneficially owned by Ms. McClendon, 825,000 shares are subject to repurchase by Transmeta.

(10) Includes 177,496 shares held of record by Dr. Goldman, as trustee for the Murray A. Goldman Irrevocable Deed of Trust dated February 29, 2000. Of the number of shares that are beneficially owned by Dr. Goldman, 250,009 shares are subject to repurchase by Transmeta.

(11) Represents 179,800 shares held by Five Points Fund, L.P. and 70,200 shares held by Five Points Offshore Fund, Ltd. Paul M. McNulty is the president of Five Points Capital, Inc., which is the management company of Five Points Fund, L.P. and Five Points Offshore Fund, Ltd. Mr. McNulty was member of our board until April 2, 2001.

(12) Of the number of shares that are beneficially owned by Mr. Barnes, 50,001 shares are subject to repurchase by Transmeta.

(13) Includes the shares held by Institutional Venture Partners described in note 1, the shares held by WT Technology and Walden described in note 2 and the shares held by Five Points Capital described in note 8. Also includes 600,000 shares subject to an exercisable option held by one executive officer and 3,882,719 shares subject to repurchase by Transmeta.

                               EXECUTIVE OFFICERS

     The following table presents the names, offices, and ages of each of our executive officers, as of April 1, 2001:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Mark K. Allen........................  46    Chief Executive Officer, President and Director
James N. Chapman.....................  51    Senior Vice President of Sales and Marketing
David R. Ditzel......................  44    Vice Chairman of the Board and Chief Technology
                                             Officer
John O. Horsley......................  39    General Counsel
David P. Jensen......................  53    Vice President of Operations
Douglas A. Laird.....................  45    Senior Vice President of Product Development
Merle A. McClendon...................  45    Chief Financial Officer and Secretary
Barry L. Rubinson....................  55    Vice President of Software

     Mark K. Allen has served as Chief Executive Officer of Transmeta since March 2001 and as President of Transmeta since January 2000. He has been a director of Transmeta since January 2000. Mr. Allen served as Chief Operating Officer of Transmeta from January 2000 to March 2001. From October 1998 to November 1999, Mr. Allen served as Vice President of Operations of NVIDIA, Inc., a designer and developer of 3D graphics processors, graphics processing units and related software for semiconductor companies focusing on graphics chips. From February 1995 to October 1998, he served as Senior Vice President of Operations of C-Cube Microsystems, a digital video technology company. From March 1987 to February 1993, Mr. Allen served as Vice President of Worldwide Manufacturing Operations of Cypress Semiconductor, a manufacturer and supplier of integrated circuits. Mr. Allen holds a B.S. in electrical engineering from Purdue University.

     James N. Chapman has served as Senior Vice President of Sales and Marketing of Transmeta since February 2000. Prior to that, he served as Vice President of Sales and Marketing of Transmeta from November 1998 to January 2000 and Vice President of Sales of Transmeta from August 1997 to November 1998. Mr. Chapman joined Cyrix Corporation, a semiconductor company, in November 1991 and served as Vice President of Sales and Marketing of Cyrix from October 1993 to August 1996. From April 1981 to October 1991, Mr. Chapman was employed at Intel, where he held a variety of positions, most recently as Director of Marketing of the Entry-Level Products Group. Mr. Chapman attended the University of Illinois.

     David R. Ditzel is a co-founder of Transmeta. Mr. Ditzel has served as Vice Chairman of the board and Chief Technology Officer since March 2001. He has been a director of Transmeta since March 1995. From March 1995 to March 2001, Mr. Ditzel served as Chief Executive Officer of Transmeta, from March 1995 to January 2000, he also served as President of Transmeta and, from March 1995 to November 1998, he served also as Vice President of Engineering of Transmeta. From 1987 to 1995, Mr. Ditzel was employed at Sun Microsystems, where he held a variety of positions, most recently as Director of SPARC Laboratories and Chief Technical Officer of the Microelectronics division. From 1978 to 1987, Mr. Ditzel was employed at AT&T Bell Laboratories, where he was a Member of Technical Staff. Mr. Ditzel holds a B.S. in electrical engineering and a B.S. in computer science from Iowa State University and a M.S. in electrical engineering and computer science from the University of California at Berkeley.

     John O. Horsley has served as General Counsel of Transmeta since July 2000. From November 1997 to July 2000, Mr. Horsley served at the Federal Trade Commission in appointed positions within the Bureau of Competition, most recently as Chief Counsel for Intellectual Property and Technology Matters. From October 1988 to October 1997, Mr. Horsley practiced law as an associate and partner with Pillsbury Madison & Sutro, where he specialized in litigation and strategic counseling in intellectual property, antitrust and securities law matters. Mr. Horsley holds a B.A. in Philosophy and a B.A. in English from the University of Utah and a J.D. from the University of California at Berkeley.

     David P. Jensen has served as Vice President of Operations of Transmeta since February 2000. From January 1999 to January 2000, Mr. Jensen served as Director of Foundry Operations of NVIDIA, Inc. From 1983 to January 1999, Mr. Jensen was employed at National Semiconductor Corp., where he held a variety of positions, most recently as Senior Product Engineering Manager. Mr. Jensen holds a B.S. in mechanical engineering and a B.S. in aeronautical engineering from California Polytechnic State University.

     Douglas A. Laird is a co-founder of Transmeta. Mr. Laird has served as the Senior Vice President of Product Development of Transmeta since February 2000. Prior to that, he served as Vice President of Product Development from November 1998 to January 2000, and as Vice President of VLSI Engineering from October 1995 to November 1998. From 1992 to March 1995, Mr. Laird was employed at Sun Microsystems, where he held a variety of positions, most recently as Manager of Advanced Development. Before joining Sun, Mr. Laird was employed by LSI Logic, where he held a variety of positions, most recently as Manager of SPARC Development. He holds a B.S. in electrical engineering from the Rochester Institute of Technology and a M.S. in computer science from Santa Clara University.

     Merle A. McClendon has served as Chief Financial Officer and Secretary of Transmeta since March 2000. From January 1997 to March 2000, Ms. McClendon served as Vice President of Finance and Chief Financial Officer of NeoMagic, a supplier of multimedia accelerators for notebooks. From March 1993 to January 1997, Ms. McClendon served as Vice President and Corporate Controller of S3 Incorporated, a semiconductor company. From November 1980 to March 1993, Ms. McClendon was employed by Deloitte & Touche, most recently as a Senior Manager. Ms. McClendon is a Certified Public Accountant and holds a B.S. in business administration from San Jose State University.

     Barry L. Rubinson has served as Vice President of Software of Transmeta since August 2000. From August 1999 to July 2000, Mr. Rubinson was employed at AltaVista, an Internet search services company, where he held a variety of positions, most recently as Vice President of Engineering and then as Chief Technology Officer of the AltaVista search division. From June 1998 to August 1999, Mr. Rubinson was employed at Compaq Computer Corporation, a computer manufacturer, as Vice President of Engineering. From April 1974 until June 1998, Mr. Rubinson was employed at Digital Equipment Corporation, a computer manufacturer, where he held a variety of positions, most recently as Corporate Consulting Engineer. Mr. Rubinson holds a B.S. in Management Science and a M.S. in Computer Engineering from Case Western Reserve University.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table presents information about the compensation awarded to, earned by or paid to (i) our Chief Executive Officer at December 31, 2000 and
(ii) our four other most highly compensated executive officers as of December 31, 2000 whose salary and bonus for fiscal 2000 was more than $100,000. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                         ANNUAL                 ------------
                                                      COMPENSATION               SHARES OF
                                           ----------------------------------   COMMON STOCK
        NAME AND PRINCIPAL                                       OTHER ANNUAL    UNDERLYING     ALL OTHER
             POSITION               YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
        ------------------          ----   --------   --------   ------------   ------------   ------------
Mark K. Allen(1)..................  2000   $241,861   $ 87,899       --          2,000,000         --
  Chief Executive Officer           1999         --         --       --                 --         --
  and President
David R. Ditzel(2)................  2000    243,504    124,528       --                 --         --
  Vice Chairman of the Board        1999    170,615    110,554       --            500,000         --
  and Chief Technology Officer;
  Former Chief Executive Officer
James N. Chapman..................  2000    205,000     95,835       --                 --         --
  Senior Vice President of          1999    155,907     73,889       --            500,000         --
  Sales and Marketing
Douglas A. Laird..................  2000    204,192     85,665       --                 --         --
  Senior Vice President of          1999    154,364     74,564       --            500,000         --
  Product Development
Merle A. McClendon(3).............  2000    168,673     44,625       --          1,100,000         --
  Chief Financial Officer           1999         --         --       --                 --         --

---------------
(1) Mr. Allen's employment with us commenced in January 2000. He served as President and Chief Operating Officer until March 2001 and was appointed Chief Executive Officer in March 2001.

(2) Mr. Ditzel served as Chief Executive Officer until March 2001 and was appointed Vice Chairman of the board and Chief Technology Officer in March 2001.

(3) Ms. McClendon's employment with us commenced in March 2000.

OPTION GRANTS IN FISCAL 2000

     The following table presents information about option grants during 2000 to the executive officers named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 2000

                                           PERCENTAGE
                                            OF TOTAL                                 POTENTIAL REALIZABLE
                              NUMBER OF    TRANSMETA                               VALUE AT ASSUMED ANNUAL
                              SECURITIES    OPTIONS                                  RATES OF STOCK PRICE
                              UNDERLYING   GRANTED TO   EXERCISE                 APPRECIATION FOR OPTION TERM
                               OPTIONS     EMPLOYEES      PRICE     EXPIRATION   ----------------------------
            NAME               GRANTED      IN 2000     PER SHARE      DATE           5%             10%
            ----              ----------   ----------   ---------   ----------   ------------   -------------
Mark K. Allen...............  2,000,000       12.8%       $3.00      01/04/10    $66,785,000    $106,343,000
David R. Ditzel.............         --         --           --            --             --              --
James N. Chapman............         --         --           --            --             --              --
Douglas A. Laird............         --         --           --            --             --              --
Merle A. McClendon..........  1,100,000        7.1%       $6.00      07/21/10    $31,356,000    $ 49,930,000

     The options shown in the above table were granted at an exercise price equal to the fair market value of our common stock and will expire ten years from the date of grant. The options are immediately exercisable and nonqualified. Shares issued upon exercise of an immediately exercisable option are subject to our right of repurchase, which lapses as the shares vest. The shares vest as to 25% of the shares after one year from the grant date and 2.083% of the shares each month after that, so long as the executive officer remains employed by Transmeta. Mr. Allen's option is also subject to accelerated vesting upon a change in control of our company. During fiscal 2000, we granted to our employees options to purchase a total of 15,579,600 shares of common stock.

     Potential realizable values are calculated by:

     - multiplying the number of shares of common stock subject to a given option by $23.50, which was the closing price per share of our common stock on December 29, 2000;

     - assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

     - subtracting from that result the total option exercise price.

     The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices.

OPTION EXERCISES IN FISCAL 2000

     The following table presents the number of shares acquired and the value realized upon exercise of stock options during fiscal 2000 by the executive officers named in the Summary Compensation Table. The table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values of "in-the-money" options that represent the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option at fiscal year end. The fair market value is based on $23.50 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 29, 2000, the last day of trading for 2000. These values, unlike the amounts in the column entitled "Value Realized," have not been, and may never be, realized.

     AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                     OPTIONS AT YEAR-END               AT YEAR-END
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Mark K. Allen..................   2,000,000      --           --             --             --             --
David R. Ditzel................          --      --           --             --             --             --
James N. Chapman...............          --      --           --             --             --             --
Douglas A. Laird...............          --      --           --             --             --             --
Merle A. McClendon.............   1,100,000      --           --             --             --             --

     The shares acquired on exercise of the options described above are subject to our right of repurchase, which lapses as the shares vest. The shares vest as to 25% of the shares after one year from the grant date and 2.083% of the shares each month after that, so long as the executive officer remains employed by Transmeta. As of April 1, 2001 each executive officer named in the Summary Compensation Table holds the following unvested shares: Mr. Allen, 1,416,667 shares; Mr. Ditzel, 280,000 shares; Mr. Chapman, 380,000 shares; Mr. Laird, 280,000 shares; and Ms. McClendon, 825,000 shares.

CHANGE IN CONTROL ARRANGEMENT

     In January 2000, we granted Mark K. Allen, our Chief Executive Officer and President, an option to purchase 2,000,000 shares of common stock at a price of $3.00 per share. This option was immediately exercisable and nonqualified. Shares issued upon exercise of an immediately exercisable option are subject to our right of repurchase, which lapses as the shares vest. Mr Allen's shares vest as to 25% of the shares after one year from the grant date and 2.083% of the shares each month after that, so long as he remains employed by Transmeta. Mr. Allen's option is also subject to accelerated vesting under specified circumstances following a change in control of Transmeta. If Mr. Allen is terminated without justification or if he resigns for good reason, in either case within 12 months after a change in control transaction, vesting will accelerate as to 50% of any unvested portion of the 2,000,000 shares of common stock that he holds. Mr. Allen may be terminated with justification if he commits any willful act of material fraud or dishonesty or gross misconduct against Transmeta or its subsidiaries, is indicted or convicted for certain felonies, he dies, or he becomes disabled. Mr. Allen may resign for good reason following a change in control if his salary is reduced, his workplace is relocated more than 50 miles form his original workplace or his responsibilities are substantially changed.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of R. Hugh Barnes and T. Peter Thomas, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission.

                        REPORT ON EXECUTIVE COMPENSATION

     This report on executive compensation is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

     The compensation committee of the board makes decisions regarding executive compensation and stock option grants to executives. The committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Although the Chief Executive Officer and the Chief Financial Officer attend some of the meetings of the committee, they do not participate in deliberations that relate to their own compensation.

GENERAL COMPENSATION POLICY

     The committee acts on behalf of the board to establish the general compensation policy for our executive officers and directors. The committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers. The committee also makes grants of stock options to executive officers, including the CEO, and other grants if such grants exceed 50,000 shares. The board has authorized the CEO to grant options to purchase 50,000 or fewer shares to employees who are not directors or executive officers.

     The committee's compensation philosophy for executive officers, including the CEO, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables Transmeta to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other key employees, relates a portion of each individual's total compensation to our revenue and profit objectives as well as individual objectives set at the beginning of the year. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer's performance, as determined by the committee in its discretion. Each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

     - base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Transmeta and with which Transmeta competes for executive personnel;

     - annual variable performance awards such as bonuses payable in cash and tied to the achievement of performance goals, financial or otherwise, that are established by the compensation committee; and

     - long-term equity incentives to strengthen the mutuality of interests between Transmeta's executive officers and its stockholders.

     The committee determines base salaries, incentive compensation and stock option grants for the executive officers based in part on its review of the Radford Executive Compensation Report, the American Electronics Association Executive Compensation Survey for Electronics and Information Technology Companies and other surveys of prevailing compensation practices among high-technology companies with whom Transmeta competes for executive talent, and by their evaluation of this information in connection with our corporate goals. These surveys are nationally known for their databases of high technology company compensation practices. The Radford Survey itself includes over 500 high technology companies. To this end, the committee attempts to compare the compensation of our executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

     In preparing the performance graph for this proxy statement, we used the JP Morgan H&Q Semiconductors Index as our published line of business index. The companies in the Radford Survey are substantially similar to the companies contained in the JP Morgan H&Q Semiconductors Index. Nevertheless, certain of the companies in the JP Morgan H&Q Semiconductors Index were not included in the Radford Survey and our other salary surveys because they were not determined to be competitive with us for executive talent or because compensation information was not available.

     The committee reviews this competitive market information together with the CEO for each executive level position but within the committee solely with respect to the CEO's total compensation. In addition, the committee reviews each executive officer's performance for the last year and objectives for the upcoming year, together with the executive officer's responsibility level and our fiscal performance, as compared to the objectives for the last year and our performance targets for the upcoming year.

EXECUTIVE COMPENSATION

     Base Compensation. Salaries for executive officers for fiscal 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history as well as the salaries for similar positions at comparable companies.

     Incentive Compensation. Cash bonuses are awarded to the extent that an executive officer has achieved predetermined individual objectives and we have met predetermined revenue and profit objectives as set by the board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of the year. For fiscal 2000, the basis of incentive compensation for executive officers was 50% for corporate objectives and 50% for personal objectives, ranging from approximately 40% to 50% of an individual's base compensation. The committee, in its discretion, determines the targets and actual bonus payments.

     Stock Options. Stock options are an essential element of our executive compensation package. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options or shares to vest. Substantially all of our full-time employees are granted employee stock options.

     In 2000, we granted stock options to executive officers at the time they first joined us. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate results or on consistency within the executive's peer group. The stock options are granted at a price that is equal to the fair market value of our common stock on the date of grant. The options granted to executives in 2000 generally are immediately exercisable. The shares vest over a four-year period. The committee may grant additional stock options to executives in connection with a significant change in responsibilities, to achieve equity within a peer group or for other reasons. In the discretion of the committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. In 2000, as part of an annual review of the stock options held by executive officers, the committee considered these factors and did not grant additional stock options to executives who joined us before 2000.

     For 2001, the committee will be considering whether to grant future options to executive officers based on the factors described above, paying particular attention to company-wide management objectives and each executive officer's success in obtaining specific individual financial and operational objectives established or to be established for 2001, based on our revenue and profit expectations and the number of unvested options or shares held by the executive officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The board ratified the committee's decision for Mr. Ditzel's cash compensation for 2000. Effective in January 2000, Mr. Ditzel's base salary was $233,000. Effective in October 2000, his base salary was increased to $275,000. His incentive compensation for 2000 was $124,528. This bonus figure represents approximately 94% of his target bonus for 2000. Mr. Ditzel's incentive compensation was based upon obtaining and surpassing corporate and individual objectives. Such objectives included obtaining design wins and bringing them to full production. The committee did not award Mr. Ditzel additional equity-based compensation for 2000. In May 2000, the board approved a loan of $750,000 to Mr. Ditzel which is secured by shares of our common stock held by him. The note has a five-year term and bears interest on the principal amount at an annual rate of 6.4%.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Having considered the requirements of Section 162(m), the committee believes that grants made under the 2000 Equity Incentive Plan meet the requirements for performance-based grants as defined in Section 162(m). We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2001. We do not expect cash compensation for 2001 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          R. Hugh Barnes
                                          T. Peter Thomas

                        COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

     The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market Index and the JP Morgan H&Q Semiconductors Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market Index and the JP Morgan H&Q Semiconductors Index on November 6, 2000, the date of our initial public offering, and calculates the annual return through December 31, 2000. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

      COMPARISON OF 2 MONTH (11/07/00 TO 12/31/00) CUMULATIVE TOTAL RETURN
                          AMONG TRANSMETA CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H&Q SEMICONDUCTORS INDEX*
(PERFORMANCE GRAPH)

                                                                               NASDAQ STOCK MARKET            JP MORGAN H&Q
                                                  TRANSMETA CORPORATION              (U.S.)                  SEMICONDUCTORS
                                                  ---------------------        -------------------           --------------
11/7/00                                                  100.00                      100.00                      100.00
12/31/00                                                 111.90                       71.98                       79.73

* $100 INVESTED ON 11/7/00 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                           RELATED PARTY TRANSACTIONS

     Other than the compensation arrangements described in "Director Compensation" and "Executive Compensation" and the transactions described below, since January 1, 2000 there has not been nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party to which the amount involved exceeds $60,000 and in which any executive officer, director or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

     In April 2000, we sold a total of 7,040,000 shares of Series G preferred stock to 71 investors at a price of $12.50 per share in cash. In November 2000, each share of Series G preferred stock was converted into two shares of common stock. The related party purchasers of our Series G preferred stock included the following: Vulcan Ventures Incorporated, which purchased 160,000 shares; entities affiliated with Five Points Capital, which purchased 120,000 shares; entities affiliated with Walden, which purchased 40,000 shares and an entity affiliated with William P. Tai, which purchased 19,200 shares.

     In May 2000, we loaned $750,000 to each of David R. Ditzel and Douglas A. Laird. Mr. Ditzel and Mr. Laird each delivered a promissory note secured by shares of our common stock held by them. Each note has a five-year term and bears interest annually on the principal amount at a rate of 6.4%. The largest aggregate amount outstanding under each note during fiscal 2000 was $778,000.

     In September and October of 2000, we entered into indemnification agreements with each of our executive officers and directors. These agreements provide for the indemnification of our executive officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of Transmeta.

     In addition, we made loans to three executive officers and one director in connection with the exercise of stock options. In January 2000, Mark K. Allen exercised an option to purchase 2,000,000 shares of common stock at a price of $3.00 per share. His obligation to pay the purchase price is evidenced by his full recourse promissory note secured by the shares purchased. The note has a five-year term and bears interest semi-annually on the principal amount at a rate of 6.12%. The largest aggregate amount outstanding under the note during fiscal 2000 was $6,354,000.

     In February 2000, Murray A. Goldman, the Chairman of the Board, exercised options to purchase 80,000 shares of common stock at a price of $0.50 per share and 80,000 shares of common stock at a price of $0.13 per share. He paid for a portion of these shares with full recourse promissory notes that are secured by the 70,002 shares purchased pursuant to the notes. Each note has a five-year term and bears interest semi-annually on the principal amount at a rate of 6.46%. The largest aggregate amount outstanding under the notes during fiscal 2000 was $28,000.

     In March 2000, David P. Jensen, our Vice President of Operations, exercised an option to purchase 550,000 shares of common stock at a price of $3.63 per share. His obligation to pay the purchase price is evidenced by his full recourse promissory note secured by the shares purchased. The note has a five-year term and bears interest semi-annually on the principal amount at a rate of 6.69%. The largest aggregate amount outstanding under the note during fiscal 2000 was $2,104,000.

     In August 2000, Merle A. McClendon exercised an option to purchase 1,100,000 shares of common stock at a price of $6.00 per share. Her obligation to pay the purchase price is evidenced by her full recourse promissory note secured by the shares purchased. The note has a five-year term and bears interest semi-annually on the principal amount at a rate of 6.23%. The largest aggregate amount outstanding under the note during fiscal 2000 was $6,768,000.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at our 2002 annual meeting of stockholders must be received at our principal executive offices no later than December 18, 2001 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2002 annual meeting of stockholders (but not include the proposal in our proxy materials) must provide written notice of the proposal to the Secretary of Transmeta at our principal executive offices by March 2, 2002. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Transmeta at our principal executive offices no less than 75 days and no more than 105 days before the first anniversary of the 2001 annual meeting. If the annual meeting in 2002 is more than 30 days before or more than 60 days after the first anniversary of the 2001 annual meeting, then stockholders must give us notice of any proposal no less than 75 days before the meeting or 10 days after we publicly announce the date of the meeting and no more than 105 days before the meeting. The stockholder's notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder, beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the matter of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain a copy of our bylaws from us upon request. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2002 according to their judgment on all stockholder proposals that we receive after March 2, 2002.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934 requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2000, except that William P. Tai filed a late Form 4 report for a purchase of 5,700 shares and Geoffrey Y. Yang filed a late Form 4 report for a purchase of 750 shares.

                                 OTHER BUSINESS

     The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders. A matter is considered properly brought before the 2001 annual meeting if we receive notice of the matter in the manner provided in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Transmeta at our principal executive offices no later than April 26, 2001.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                                                        APPENDIX

                             TRANSMETA CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Transmeta Corporation (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

     - monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, the Company's financial and senior management;

     - review and evaluate the independence and performance of the Company's independent auditors; and

     - facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

     The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

     All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

     Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

          1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

          2. In connection with the Committee's review of the annual financial statements:

          - Discuss with the independent auditors, management the financial statements and the results of the independent auditors' audit of the financial statements.

          - Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. In connection with the Committee's review of the quarterly financial statements:

          - Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

          - Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

          4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

          5. Discuss with the independent auditors, management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

          6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

          7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

          8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

          9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

          10. Review the independent auditors' audit plan.

          11. Approve the fees and other significant compensation to be paid to the independent auditors.

          12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

          13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

          14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

          15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

          16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                              TRANSMETA CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2001

The undersigned, a stockholder of Transmeta Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2000; and, revoking any proxy previously given, hereby constitutes and appoints Mark K. Allen and Merle A. McClendon, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote the shares of Common Stock of Transmeta Corporation standing in the name of the undersigned on April 1, 2001 at the Annual Meeting of Stockholders of Transmeta Corporation, on Thursday, May 17, 2001 at 8:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY HOLDERS NAMED HEREIN ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) UNDER THE SECURITIES EXCHANGE ACT OF 1934.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS BOX ON REVERSE SIDE

                                (continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *

                                [TRANSMETA LOGO]

                              TRANSMETA CORPORATION

                       2001 Annual Meeting of Stockholders
                                  May 17, 2001

You are cordially invited to attend the 2001 Annual Meeting of Stockholders that will be held on Thursday, May 17, 2001, beginning at 8:00 a.m.
                           Pacific Standard Time, at:

                                The Westin Hotel
                           5101 Great America Parkway
                             Santa Clara, California

                                ADMITTANCE TICKET

   This ticket entitles you, the stockholder, and one guest to attend the 2001
      Annual Meeting. Please bring it with you. Only stockholders and their guests will be admitted. We look forward to welcoming you on
                                Thursday, May 17.

                                                                                                                 Please mark
                                                                                                                 your votes as
                                                                                                                 indicated in    [X]
                                                                                                                 this example


------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends that you vote FOR the nominees on Proposal 1 and FOR Proposal 2.
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Class I Directors: 01 R. Hugh Barnes 02 Murray A. Goldman                         2. Ratification of the appointment
                                                                                                    of Ernst & Young LLP as auditors
       FOR all nominees          WITHHOLD AUTHORITY      INSTRUCTIONS: To withhold authority        for 2001.
   listed (except as marked   to vote for all nominees   to vote for any individual nominee,        FOR       AGAINST      ABSTAIN
       to the contrary)               listed             strike a line through the nominee's
            [ ]                         [ ]              name in the list above.                    [ ]         [ ]          [ ]
------------------------------------------------------------------------------------------------------------------------------------



                                                                               COMMENTS/ADDRESS CHANGE          [ ]   I Plan to  [ ]
                                                                               Please mark the box if you have        Attend
                                                                               written comments or an address         Meeting
                                                                               change on the reverse side

                                                                               -----------------------------------------------------
                                                                                        ***IF YOU WISH TO VOTE BY TELEPHONE,
                                                                                        PLEASE READ THE INSTRUCTIONS BELOW***
                                                                               -----------------------------------------------------




Signature                                                Signature                                                 Date
         ---------------------------------------------            ---------------------------------------------        -------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer. PLEASE DATE THIS PROXY


--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

        YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO
              VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
                      SIGNED AND RETURNED YOUR PROXY CARD.

--------------------------------------                -------------------------------------                ---------------------
              Internet                                              Telephone                                       Mail
   http://www.proxyvoting.com/TMTA                               1-800-840-1208

   Use the Internet to vote your                      Use any touch-tone telephone to                       Mark, sign and date
   proxy. Have your proxy card in                     vote your proxy. Have your proxy                        your proxy card
   hand when you access the web             OR        card in hand when you call. You will        OR                and
   site. You will be prompted to enter                be prompted to enter your control                        return it in the
   your control number, located in                    number, located in the box below,                    enclosed postage-paid
   the box below, to create and sub-                  and then follow the directions given.                      envelope.
   mit an electronic ballot.
--------------------------------------                -------------------------------------                ---------------------

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                        DO NOT MAIL BACK YOUR PROXY CARD.